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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-98681) pertaining to the Thrift Plan for Retail Employees of Conoco Inc. of our report dated June 25, 2003 with respect to the financial statements and schedule of the Thrift Plan for Retail Employees of Conoco Inc., included in this Annual Report (Form 11-K) for the year ended December 31, 2002.




                                                         /s/ ERNST & YOUNG LLP
                                                             Ernst & Young LLP

Houston, Texas
June 25, 2003